Exhibit (g)(19)

October 30, 2015

Robert D. Spitz

Managing Director

State Street Bank and Trust Company

2495 Natomas Park Drive, Suite 400

Sacramento, CA 95833

Re:         Pacific Select Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the Diversified Alternatives Portfolio effective October 30, 2015. In accordance with Section 1 of the Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, by and between the Fund and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the new portfolio under the terms of the aforementioned contract. A current list of portfolios subject to the provisions of the agreement is attached hereto as Schedule A.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title: Senior Vice President         , Duly Authorized

By: /s/ Kevin W. Steiner

Name: Kevin W. Steiner

Title: Assistant Vice President, Duly Authorized

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY By: /s/ Gunjan Kedia Name: Gunjan Kedia Title: Executive Vice President, Duly Authorized

Schedule A – Custody and Investment Accounting Agreement

List of Portfolios

As of October 30, 2015

(Between Pacific Select Fund and State Street Bank and Trust Company)

Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond

Emerging Markets Debt

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Protected

Managed Bond

Short Duration Bond

U.S. Equity Portfolios:

Comstock

Dividend Growth

Equity Index

Focused 30

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Value Advantage

Sector Portfolios:

Health Sciences

Real Estate

Technology

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Asset Allocation/Balanced Portfolios:

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

Alternative Strategies Portfolios:

Absolute Return Portfolio

Currency Strategies Portfolio

Diversified Alternatives Portfolio

Equity Long Short Portfolio

Global Absolute Return Portfolio